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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): January 26, 2007
(January 22, 2007)                                      ----------------
------------------


                           COVER-ALL TECHNOLOGIES INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          Delaware                    0-13124                 13-2698053
          --------                    -------                 ----------
(STATE OR OTHER JURISDICTION        (COMMISSION              (IRS EMPLOYER
     OF INCORPORATION)              FILE NUMBER)          IDENTIFICATION NO.)


                    55 Lane Road, Fairfield, New Jersey 07004
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


Registrant's telephone number, including area code       (973) 461-5200
                                                   -----------------------------


                                       N/A
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On January 22, 2007, Cover-All Technologies Inc., a Delaware corporation (the "Company"), entered into and closed an asset purchase agreement (the "Asset Purchase Agreement") with Maloy Risk Services, Inc., a New Jersey corporation ("Maloy"), with respect to the Company's purchase of certain software and related intellectual property (the "Software") from Maloy which is used to address certain front-office needs for brokers and agents in the insurance industry.

         Following the closing of the Asset Purchase Agreement, the Company will integrate the purchased software into the base solution set of the Company's "My Insurance Center" (MIC) software suite (the "Base MIC Software"). The Company intends to market and license the Base MIC Software by itself or combine it with additional components and functionality (the "New MIC Software"). Maloy has agreed to provide technical assistance as requested by the Company to assist with integrating the Software. For a period of two years following the closing, Maloy and its main principal have agreed not to engage in competitive business activity with the Company.

         The purchase price for the Software is $1.00, and the Company is granting Maloy a non-exclusive, non-transferable, royalty-free license to use the purchased software for Maloy's internal business purposes for an initial term of five (5) years, pursuant to the Company's standard software license and support agreement.

         Concurrently with the execution of the Asset Purchase Agreement, the Company entered into a Commission Agreement with Maloy, whereby Maloy will provide sales and support services with respect to the New MIC Software. In return, the Company will pay Maloy the following:

      o A royalty with respect to any license sale by the Company of the Base MIC Software on or before January 22, 2010 equal to ten percent (10%) of the Net Base License Fee (as defined below). The "Net Base License Fee" means the excess, if any, of (a) the license fees actually received the Company from a licensee with respect to the license of the Base MIC Software LESS (b) any license fees attributable to third party software used in connection with the Base MIC Software.

      o A finder's fee with respect to any license sale of New MIC Software to any customer introduced to the Company by Maloy equal to seven percent (7%) of the Net Total License Fee (as defined below). The "Net Total License Fee" means the excess, if any, of (a) the license fees actually received by the Company for any license sale by the Company of the New MIC Software LESS (b) any license fees attributable to third party software used in connection with the New MIC Software.

      o A royalty with respect to any license sale of the Base MIC Software to any licensees of the MIC software existing as of the date of the Commission Agreement and which constitutes an upgrade to such software equal to fifteen percent (15%) of the Upgrade Amount (as defined below). The "Upgrade Amount" means the excess, if any, of (a) the

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         licenses fees actually received by the Company with respect to the licensing of the Base MIC Software LESS (b) the license fees of the MIC software immediately prior to such upgrade, subject to certain exclusions, with respect to such licensee.

      o A commission with respect to any license sale by the Company of the Base MIC Software to any customer with respect to whom Maloy has provided sales assistance to the Company equal to three percent (3%) of the Net Base License Fee.

         The foregoing description is qualified in its entirety by reference to the full text of the Asset Purchase Agreement and the Commission Agreement, which are attached as exhibits and incorporated herein by reference. The Asset Purchase Agreement contains representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Asset Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.


ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

         (d)         Exhibits.
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         10(j)(i)    Asset Purchase Agreement, dated January 22, 2007, between
                     the Company and Maloy Risk Services, Inc.

         10(j)(ii)   Commission Agreement, dated January 22, 2007, between the
                     Company and Maloy Risk Services, Inc.


                          [signature on following page]


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COVER-ALL TECHNOLOGIES INC.


Date:  January 26, 2007            By:              /s/ Ann Massey
                                         ---------------------------------------
                                          Ann Massey, Chief Financial Officer


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                                INDEX TO EXHIBITS


         Exhibit No.

         10(j)(i) Asset Purchase Agreement, dated January 22, 2007, between the Company and Maloy Risk Services, Inc.

         10(j)(ii)         Commission Agreement, dated January 22, 2007, between
                           the Company and Maloy Risk Services, Inc.